Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This is a Separation Agreement and General Release (referred to as “Agreement”) entered into this ___ day of February, 2015, by and between Dan Sescleifer (referred to as “COLLEAGUE”) and Energizer Holdings, Inc. (referred to as “ENERGIZER” and defined at Paragraph 19).

In consideration of the mutual promises contained in this Agreement, ENERGIZER and COLLEAGUE agree as follows:

1.COLLEAGUE and ENERGIZER agree that COLLEAGUE’s employment with ENERGIZER will be terminated. The parties have agreed that COLLEAGUE will remain employed with ENERGIZER up through July 1, 2015 (the “Separation Date”). In this regard, ENERGIZER agrees to pay COLLEAGUE his existing salary and to maintain his existing insurance coverage through the Separation Date, and COLLEAGUE agrees to continue to use his best efforts to achieve ENERGIZER’s goals and objectives, and to promote the best interest and welfare of ENERGIZER up to and including the Separation Date.

2.ENERGIZER agrees:

a.
To vest COLLEAGUE in a portion of all outstanding time-based restricted stock equivalents (“RSEs”), determined by multiplying the number of such RSEs in each such award by a fraction, the numerator of which is the number of days which have elapsed as of June 30, 2015 during the vesting period for such award, and the denominator of which is the total number of days in the vesting period.  Such vested awards shall be paid (i) no sooner than the Effective Date of Exhibit A, and thereafter on the same date that such awards would have been paid had COLLEAGUE’s employment with ENERGIZER continued until the end of the applicable vesting period and (ii) in shares of common stock of the successor to ENERGIZER, which will be the company which continues the personal care portion of ENERGIZER’s business.  In addition, if any changes are made to similar awards issued to other named executive officers on the same date that such awards were issued to COLLEAGUE, these RSEs held by COLLEAGUE shall be similarly adjusted to reflect the changed terms;

b.
To the extent the performance goals under outstanding performance-based RSEs issued to COLLEAGUE are achieved in accordance with the terms of each such award, to vest COLLEAGE in a portion of each such outstanding performance-based RSE, determined by multiplying the number of such RSEs in each such award by a fraction, the numerator of which is the number of days which have elapsed as of June 30, 2015 during the vesting period for such award, and the denominator of which is the total number of days in the vesting period.  Such vested awards shall be paid, if at all based on achievement of the underlying performance goals, (i) no sooner than the Effective Date of Exhibit A, and thereafter on the same date that such awards would have been paid had COLLEAGUE’s employment with ENERGIZER continued until the end of the applicable vesting period and (ii) in shares of common stock of the successor to ENERGIZER, which will be the company which continues the personal care portion of ENERGIZER’s business.  In addition, if any changes are made to similar awards issued to other named executive officers on the same date that such awards were issued to COLLEAGUE, these RSEs held by COLLEAGUE shall be similarly adjusted to reflect the changed terms;

c.
To the extent the goals under the Annual Bonus Program for Fiscal Year 2015 are achieved, to pay to COLLEAGUE a prorated bonus thereunder, determined by multiplying the total earned bonus amount for such fiscal year by a fraction, the numerator of which is the number of days which have elapsed as of June 30, 2015 during such fiscal year, and the denominator of which is 365.  Such earned annual bonus amount, if any, shall be paid no sooner than the Effective Date of Exhibit A, and thereafter on the same date that such amounts would have been paid had COLLEAGUE’s employment with ENERGIZER continued under the date of payment; and

d.	To pay to COLLEAGUE, in one lump sum, the value of any earned, unused paid time off (“PTO”) as of July 1, 2015.

3.    The benefits and payments referenced in Paragraph 2 of this Agreement shall be contingent upon and subject to COLLEAGUE’s execution and non-revocation of a second Full and General Release of Claims in the form attached hereto as Exhibit A to this Agreement, which will be presented to COLLEAGUE on or around the Separation Date for COLLEAGUE’s review and signature. ENERGIZER will provide to COLLEAGUE the payments referenced in Paragraph 2 no sooner than the 8th calendar day following its receipt of the second Full and General Release of Claims executed by COLLEAGUE.

4.    COLLEAGUE and ENERGIZER understand and agree that, if COLLEAGUE voluntarily resigns or is terminated for cause prior to July 1, 2015, he forfeits entitlement to the benefits and payments described in Paragraph 2 of this Agreement.

5.    This Agreement shall not affect the terms of COLLEAGUE’s entitlement to ENERGIZER’s Transaction Success Initiative to which COLLEAGUE is currently entitled. The terms of that arrangement shall continue in effect.

6.    COLLEAGUE agrees:

a.	to cooperate with and assist ENERGIZER, as directed, through the Separation Date so that all of COLLEAGUE’s duties, responsibilities, and pending matters can be transferred in an orderly way;

b.
to provide ENERGIZER with reasonable cooperation and assistance, upon ENERGIZER’s request, including testifying at all trials, when COLLEAGUE might have relevant information. ENERGIZER shall pay COLLEAGUE for any reasonable and necessary expenses and any loss of wages or salary which COLLEAGUE incurs because of his requested cooperation with and assistance to ENERGIZER. If COLLEAGUE is not gainfully employed elsewhere at the time, ENERGIZER shall pay for COLLEAGUE’s time at an hourly rate based on his final base salary for ENERGIZER as of the Separation Date;

c.
to return all ENERGIZER materials that may have been issued to COLLEAGUE, including, but not limited to, computer hardware, software, data and disks, draft books, cars, office equipment and supplies, credit cards, cash advances and, if necessary, to file any outstanding final expense report;

d.	not to apply for unemployment compensation benefits until he actually is removed from ENERGIZER’s payroll and no longer receives salary and benefit continuation. ENERGIZER agrees not to oppose any such application for unemployment compensation benefits by COLLEAGUE;

e.
that during COLLEAGUE’s employment with ENERGIZER, COLLEAGUE had access to confidential information and developed certain relationships with employees and customers of ENERGIZER such that if COLLEAGUE were allowed to compete against ENERGIZER, COLLEAGUE would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, COLLEAGUE agrees that for a period of twelve (12) months from the Separation Date, COLLEAGUE will not, directly or indirectly, on COLLEAGUE’s behalf or on behalf of any other person, firm, corporation, partnership, or other entity:

i.
become an employee, consultant, or independent contractor of, or otherwise perform services of any kind for, any person, firm, corporation, partnership or other entity that provides any services that are like, related to, similar to, or that substitute for or compete with the Business of ENERGIZER; and/or

ii.	provide any services like, related to, similar to, or that substitute for or compete with the Business of ENERGIZER to any customer of ENERGIZER; and/or

iii.	work with any person or entity from whom COLLEAGUE has received, or to whom he has conveyed, any Confidential Information; and

iv.	work for any entity to whose employees or former employees COLLEAGUE has conveyed ENERGIZER’s Confidential Information.

“Business” means any of the following activities: all aspects of formulating, manufacturing, marketing, distributing, consulting with regard to, and/or operating a facility for the formulating, manufacturing, processing, marketing, or distribution of batteries, lighting products, razors, shaving related products, tampons, infant feeding and care products and/or sun protection products.

“Confidential Information” means the same as defined in Paragraph 7 below.

f.
that during COLLEAGUE’s employment with ENERGIZER, COLLEAGUE had access to confidential information and developed certain relationships with employees and customers of ENERGIZER such that if COLLEAGUE were allowed to pursue relationships with ENERGIZER’s customers, COLLEAGUE would have an unfair advantage based upon confidential information and/or relationships developed. Therefore, COLLEAGUE agrees that for a period of twelve (12) months from the Separation Date, COLLEAGUE will not, directly or indirectly, on COLLEAGUE’s behalf or on behalf of any other person, firm, corporation, partnership, or other entity:

i.
solicit or encourage (1) any customer of ENERGIZER with whom COLLEAGUE worked or had contact, (2) any entity that had been a customer with ENERGIZER within twelve (12) months preceding COLLEAGUE’s termination of employment with ENERGIZER, and with whom COLLEAGUE worked or had contact, (3) any prospective customer COLLEAGUE participated in any way in soliciting within twelve (12) months before COLLEAGUE’s termination of employment with ENERGIZER, or (4) any Affiliate of any of the foregoing, to void, terminate or diminish its relationship with ENERGIZER; nor will COLLEAGUE provide services that substitute for or compete with the Business of ENERGIZER, or assist any person or entity in providing such services, to any customer, person or entity described in subparts (1)-(4) of this subparagraph f.(i); or

ii.
solicit or encourage (1) any customer of ENERGIZER, (2) any entity that had been a customer with ENERGIZER within twelve (12) months preceding COLLEAGUE’s termination of employment with ENERGIZER, (3) any prospective customer ENERGIZER actively solicited by ENERGIZER within twelve (12) months before COLLEAGUE’s termination of employment with ENERGIZER, or (4) any Affiliate of any of the foregoing, to void, terminate or diminish its relationship with ENERGIZER; nor will COLLEAGUE provide services that substitute for or compete with the Business of ENERGIZER, or assist any person or entity in providing such services, to any customer, person or entity described in subparts (1)-(4) of this subparagraph f.(ii); or

iii.
seek to persuade (1) any customer of ENERGIZER, (2) any entity that had been a customer with ENERGIZER within twelve (12) months preceding COLLEAGUE’s termination of employment with ENERGIZER, (3) any prospective customer ENERGIZER actively solicited within twelve (12) months before COLLEAGUE’s termination of employment with ENERGIZER, or (4) any Affiliate of any of the foregoing, to conduct with anyone else any business or activity which such customer conducts or could have conducted with ENERGIZER or any of its Affiliates.

“Affiliate” means all persons or entities directly or indirectly controlling, controlled by or under common control with such person or entity, where control may be by either management authority, contract or equity interest. As used in this definition, “control” and correlative terms have the meanings ascribed to such words in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

“Business” means any of the following activities: all aspects of formulating, manufacturing, marketing, distributing, consulting with regard to, and/or operating a facility for the formulating, manufacturing, processing, marketing, or distribution of batteries, lighting products, razors, shaving related products, tampons, infant feeding and care products and/or sun protection products.

“Confidential Information” means the same as defined in Paragraph 7 below.

a.	not to reapply for employment with ENERGIZER.

7.    COLLEAGUE acknowledges that the information, observations, and data relating to the formulation, processing, manufacturing, sale, and marketing of ENERGIZER’s battery and battery related products and/or razors, shaving-related products, tampons, infant feeding and care, and/or sun protection products obtained by COLLEAGUE during the course of COLLEAGUE’s employment with ENERGIZER (the “Confidential Information”) are confidential and the exclusive property of ENERGIZER and its affiliated companies. Such Confidential Information shall include, but not be limited to, ENERGIZER’s current and planned information systems, the names, addresses or particular desires or needs of its customers, the bounds of its markets, the prices charged for its services or products, its market share, marketing strategies and promotional efforts in any market, information concerning product development, manufacturing processes, research and development projects, formulas, inventions and compilations of information, records or specifications, information concerning ENERGIZER’s past and present employees, including compensation, benefits, and Fair Labor Standards Act exemption classifications, information concerning future product or market developments, financial information, information regarding suppliers and costs of raw materials and other supplies, financing programs, overhead distribution and other expenses, or conversion costs. COLLEAGUE understands and agrees that such Confidential Information is important, material, and confidential, and that disclosure would gravely affect the successful conduct of ENERGIZER’s businesses. COLLEAGUE agrees that COLLEAGUE will not disclose to any unauthorized persons or use for COLLEAGUE’s own account or for the benefit of any third party (other than ENERGIZER) any of such Confidential Information without ENERGIZER’s prior written consent, unless and to the extent that such Confidential Information becomes generally known to and available for use by the public other than as a result of COLLEAGUE’s acts or omissions to act. COLLEAGUE warrants and represents that COLLEAGUE has, or will before the Separation Date, returned and delivered to ENERGIZER all memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of ENERGIZER, its affiliates, and its predecessors which COLLEAGUE possesses or has under COLLEAGUE’s control including, but not limited to, computer hardware, software, data and disks, draft books, cars, office equipment and supplies, credit cards, cash advances and, if necessary, any outstanding final expense report. The obligation to protect Confidential Information is ongoing and does not expire upon the termination of the parties’ employment or contractual relationship.

8.    It is understood and agreed that only the PTO payment and the prorated bonus payment, if any, identified in Paragraph 2 of this Agreement will be considered benefit earnings for applicable benefit plans of ENERGIZER. Any other monies paid to COLLEAGUE pursuant to this Agreement shall not constitute earnings for benefit plan purposes.

9.    The payment terms and vesting terms, if any, contained in Paragraph 2 of this Agreement are in addition to any wages to which COLLEAGUE already is entitled because of his work for ENERGIZER. COLLEAGUE agrees to accept the promises and terms in Paragraph 2 above in consideration for the settlement, waiver, and release and discharge of any and all claims or actions against ENERGIZER arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of sex, race, color, religion, creed, national origin, age, mental or physical disability, marital status, veteran’s status, or any other reason established by law, including any claim of actual or constructive wrongful discharge.

10.    COLLEAGUE agrees to release, settle, and forever discharge ENERGIZER, including its agents and employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not COLLEAGUE currently knows of them, which might have arisen from COLLEAGUE’s employment (including any international assignment) with and termination from ENERGIZER and which may be brought by COLLEAGUE or another person on COLLEAGUE’s behalf. This includes, but is not limited to, any claim COLLEAGUE might raise under contract or tort law, or industrial statute or industrial instrument, including for actual or constructive wrongful discharge, and all claims of discrimination which COLLEAGUE may have arising out of any violation of any local, state, or federal law, regulation, or executive order, including but not limited to all claims under the Age Discrimination in Employment Act (including but not limited to the Older Worker’s Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, The Dodd-Frank Wall Street Reform and Consumer Protection Act; The Sarbanes-Oxley Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., the Missouri

Overtime / Minimum Wage Act, § 290.010 et seq., or any other relevant federal, state, or local statutes or ordinances governing or concerning employment or employee benefits that can be released by private agreement and that have arisen prior to the Effective Date of this Agreement.

11.    This Agreement does not release COLLEAGUE’s right to file a charge (or otherwise communicate) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or similar state or local agencies in connection with any claim COLLEAGUE believes he may have against ENERGIZER. However, by executing this Agreement, COLLEAGUE hereby waives the right to recover in any proceeding he may bring against ENERGIZER before the EEOC, the NLRB, or any other agency or in any proceeding brought against ENERGIZER by the EEOC, the NLRB, or any other agency on COLLEAGUE’s behalf.

12.    This Agreement shall not affect COLLEAGUE’s right to raise any claims based on any Social Security or unemployment compensation laws, or based on the terms of any employee pension or welfare benefit plan of ENERGIZER, including its subsidiaries and affiliated companies, which may involve benefits that should be paid to COLLEAGUE now or in the future.

13.    COLLEAGUE represents and warrants that he has received any and all wages and commissions for work performed and all overtime compensation to which he may have been entitled, and that he is not currently aware of any facts or circumstances constituting a violation by ENERGIZER of the Fair Labor Standards Act (“FLSA”) or comparable state or local law. COLLEAGUE also represents and agrees that to the best of COLLEAGUE’s knowledge and belief, he has not suffered any on-the-job injury for which he has not already filed a claim.

14.    COLLEAGUE understands that any breach of Paragraphs 6 or 7 of this Agreement could cause irreparable harm to ENERGIZER. COLLEAGUE agrees that ENERGIZER has the right to seek an injunction to prevent violation of COLLEAGUE’s obligations under this Agreement, in addition to ENERGIZER’s right to seek remedies at law.

15.    COLLEAGUE agrees not to talk about, write about, or otherwise disclose the existence of this Agreement, the terms of this Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than COLLEAGUE’s spouse, financial advisor, or attorney, without ENERGIZER’s express prior consent or unless required by law. If COLLEAGUE discloses the terms of this Agreement to COLLEAGUE’s spouse, financial advisor or attorney, COLLEAGUE shall advise that confidentiality is an essential part of this Agreement and advise each that they are bound by the confidentiality clause.

16.    This Agreement is intended to finally and fully conclude the employment relationship between COLLEAGUE and ENERGIZER and may be amended only by an Agreement in writing signed by the parties hereto. This Agreement shall not be interpreted as an admission by either COLLEAGUE or ENERGIZER of any wrongdoing or any violation of federal, state or local law, regulation, or ordinance. ENERGIZER specifically denies that it, or its employees, supervisors, representatives, or agents, has ever committed any wrongdoing whatsoever against COLLEAGUE.

17.    In the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions, and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable.

18.    This Agreement will be governed by the internal law of the State of Missouri and not the law of conflicts. Any lawsuit concerning the rights and obligations created by, or the enforceability of, this Agreement may be brought only in the United States District Court for the Eastern District of Missouri or, in the event such court lacks jurisdiction, in the Missouri State Court in St. Louis County, Missouri. The parties waive the right to a jury trial in any such lawsuit.

19.    For purposes of this Agreement, the term “ENERGIZER” shall include Energizer Holdings, Inc., Eveready Battery Company, Inc., Schick Manufacturing, Inc., Playtex Products, Inc., American Safety Razor, LLC, all subsidiary and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders, and employees of any of the foregoing.

20.    COLLEAGUE expressly acknowledges that ENERGIZER has given him at least twenty-one (21) days to consider this Agreement as originally presented and that ENERGIZER also has given him the opportunity to discuss all aspects of this Agreement with an attorney before signing this Agreement. COLLEAGUE states that he has discussed this Agreement with or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this Agreement with, an attorney before signing it.

21.    COLLEAGUE may revoke his acceptance within seven (7) days after signing this Agreement. COLLEAGUE’s notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within seven (7) days after signing this Agreement. If COLLEAGUE does revoke this Agreement, neither COLLEAGUE nor ENERGIZER will be required to satisfy any of the terms of this Agreement. If COLLEAGUE has not revoked his acceptance, within seven (7) days this Agreement’s effectiveness will become final (the “Effective Date”).

22.    COLLEAGUE ACKNOWLEDGES HE HAS READ THIS AGREEMENT CONSISTING OF TWENTY-TWO (22) NUMBERED PARAGRAPHS AND EIGHT (8) PAGES AND EXHIBIT A, THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT IS THE TERMS STATED HEREIN, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, THAT HE WILL RECEIVE ONLY THE PAYMENTS AND BENEFITS SPECIFIED IN THIS AGREEMENT IN EXCHANGE FOR SIGNING THIS AGREEMENT, THAT HE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT HE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

COLLEAGUE                    ENERGIZER HOLDINGS, INC.

________________________________        By: ________________________
Dan Sescleifer

Date:                             Date:

EXHIBIT A

FULL AND GENERAL RELEASE OF CLAIMS

In consideration of the benefits and payments Energizer Holdings, Inc. has promised Dan Sescleifer (“COLLEAGUE”) upon the final termination of COLLEAGUE’s employment with Energizer Holdings, Inc. (including the conclusion of any transitional employment period), COLLEAGUE hereby irrevocably and unconditionally releases, acquits, and forever discharges Energizer Holdings, Inc., Eveready Battery Company, Inc., Schick Manufacturing, Inc., Playtex Products, Inc., American Safety Razor, LLC, all subsidiary and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders, and employees of any of the foregoing (collectively, “ENERGIZER”) from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not COLLEAGUE currently knows of them, which might have arisen from COLLEAGUE’s employment (including any international assignment) with and termination from ENERGIZER and which may be brought by COLLEAGUE or another person on COLLEAGUE’s behalf. This includes, but is not limited to, any claim COLLEAGUE might raise under contract or tort law, or industrial statute or industrial instrument, including for actual or constructive wrongful discharge, and all claims of discrimination which COLLEAGUE may have arising out of any violation of any local, state, or federal law, regulation, or executive order, including but not limited to all claims under the Age Discrimination in Employment Act (including but not limited to the Older Worker’s Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, The Dodd-Frank Wall Street Reform and Consumer Protection Act; The Sarbanes-Oxley Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., the Missouri Overtime / Minimum Wage Act, § 290.010 et seq., or any other relevant federal, state, or local statutes or ordinances governing or concerning employment or employee benefits that can be released by private agreement and that have arisen prior to the Effective Date of this Full and General Release of Claims.

COLLEAGUE hereby voluntarily gives up his right to sue ENERGIZER for any alleged wrongdoing which preceded the Effective Date of this Full and General Release of Claims. COLLEAGUE hereby affirms that this Full and General Release of Claims is executed by COLLEAGUE knowingly and voluntarily. COLLEAGUE acknowledges that he is voluntarily giving up his right to sue ENERGIZER in exchange for the benefits and payments promised to COLLEAGUE in Section 2 of Separation Agreement and General Release executed between ENERGIZER and COLLEAGUE on February 19, 2015 (the “Agreement”). Nothing in the Agreement or this Full and General Release of Claims shall release COLLEAGUE’s rights to enforce the obligations of ENERGIZER pursuant to the Agreement.

This Full and General Release of Claims does not release COLLEAGUE’s right to file a charge (or otherwise communicate) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or similar state or local agencies in connection with any claim COLLEAGUE believes he may have against ENERGIZER. However, by executing this Agreement, COLLEAGUE hereby waives the right to recover in any proceeding he may bring against ENERGIZER before the EEOC, the NLRB, or any other agency or in any proceeding brought against ENERGIZER by the EEOC, the NLRB, or any other agency on COLLEAGUE’s behalf.

COLLEAGUE expressly acknowledges that ENERGIZER has given COLLEAGUE at least twenty-one (21) days to consider this Full and General Release of Claims and that ENERGIZER also has given

COLLEAGUE the opportunity to discuss all aspects of this Full and General Release of Claims with an attorney before signing. COLLEAGUE has discussed this Full and General Release of Claims with, or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this Full and General Release of Claims with, an attorney before signing it.

COLLEAGUE understands that he may revoke his acceptance within seven (7) days after signing this Full and General Release of Claims, and that his notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within seven (7) days after signing this Full and General Release of Claims. If COLLEAGUE revokes this Full and General Release of Claims, neither COLLEAGUE nor ENERGIZER will be required to satisfy any of the terms of the Agreement or this Full and General Release of Claims. If COLLEAGUE does not revoke his acceptance, within seven (7) days this Full and General Release of Claims will become effective and final (the “Effective Date”).

COLLEAGUE

____________________________
Dan Sescleifer